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                                                                     EXHIBIT 19



                                POWER OF ATTORNEY



                KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose name appears below hereby nominates, constitutes and appoints Irimga McKay and Gregory Maddox (with full power to each of them to act alone) his or her true and lawful attorney-in-fact and agent, for him or her and on his or her behalf and in his or her place and stead in any and all capacities, to make, execute and sign all amendments and supplements to the Registration Statement under the Securities Act of 1933 and the Investment Company Act of 1940 of Pacific Capital Funds (the "Fund"), and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of common stock of the Fund, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as each of the undersigned officers or Trustees himself or herself might or could do.

                IN WITNESS WHEREOF, the undersigned officers and Trustees have hereunto set their hands this 15th day of September, 1998.



/s/ WALTER J. LASKEY
--------------------------------
Walter J. Laskey